       FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 2002
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                    ICO, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                                             76-0566682
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                           5333 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77056
          (Address of principal executive offices, including zip code)

                             ----------------------

          ICO, INC. SECOND AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                        ICO, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                TIMOTHY J. GOLLIN
                            CHIEF EXECUTIVE OFFICER,
                                    ICO, INC.
                           5333 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS 77056
                    (Name and address of agent for service)

                                 (713) 351-4100
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 Kevin P. Lewis
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES             AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
          TO BE REGISTERED              REGISTERED (1)       PER SHARE(2)              PRICE               FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (3).......   700,000 shares           $1.49              $1,043,000            $95.96
-------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement is filed for up to 100,000 shares of Common Stock issuable upon exercise of options granted pursuant to the ICO, Inc. Second Amended and Restated 1993 Stock Option Plan for Non-Employee Directors and up to 600,000 shares of Common Stock issuable upon exercise of the options granted pursuant to the ICO, Inc. 1998 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant's common stock as reported on the Nasdaq National Market System on May 9, 2002.

(3)  Includes the preferred stock purchase rights associated with the Common
     Stock.

================================================================================

   STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SHARES

         On December 18, 2001, the Board of Directors of ICO, Inc. (the "Company") approved (i) an amendment to the Company's Second Amended and Restated 1993 Stock Option Plan for Non-Employee Directors (the "1993 Plan") to increase the maximum number of shares of the Company's common stock, no par value (the "Common Stock"), that may be issued under the 1993 Plan from 310,000 to 410,000 and (ii) an amendment to the Company's 1998 Stock Option Plan (the "1998 Plan") to increase the maximum number of shares of Common Stock that may be issued under the 1998 Plan from 600,000 to 1,200,000. The Company's shareholders approved the amendments to the 1993 Plan and the 1998 Plan at the Company's Annual Meeting of Shareholders held March 15, 2002. This Registration Statement has been filed to register the additional 700,000 shares of Common Stock issuable pursuant to options to be granted under the 1993 Plan and the 1998 Plan, in each case as so amended.

         The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statements on Form S-8 filed on December 22, 1999 (Registration No. 333-93352) (the "1999 Registration Statement") with respect to the 1993 Plan and on May 22, 1998 (Registration No. 333-53443) (the "1998 Registration Statement") with respect to the 1998 Plan. Pursuant to General Instruction E to Form S-8, the contents of the 1999 Registration Statement and the 1998 Registration Statement, including periodic reports that the Company filed after the dates of the 1999 Registration Statement and the 1998 Registration Statement to maintain current information about the Company, are incorporated herein by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     The following exhibits are filed herewith:

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page to this registration statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of May, 2002.

                                        ICO, INC.


                                        By:        /s/ Timothy J. Gollin
                                            ------------------------------------
                                                   Timothy J. Gollin
                                                   Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy J. Gollin and/or Christopher N. O'Sullivan, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 8th day of May, 2002.

                        SIGNATURE                                         TITLE
                        ---------                                         -----
             /s/ Christopher N. O'Sullivan                   President and Chairman
--------------------------------------------------------
              Christopher N. O'Sullivan

                 /s/ Timothy J. Gollin                       Chief Executive Officer
--------------------------------------------------------     (Principal Executive Officer)
                  Timothy J. Gollin

                   /s/ Jon C. Biro                           Chief Financial Officer and Treasurer
--------------------------------------------------------     (Principal Financial Officer)
                     Jon C. Biro

               /s/ Bradley T. Leuschner                      Chief Accounting Officer
--------------------------------------------------------     (Principal Accounting Officer)
                 Bradley T. Leuschner

                 /s/ James D. Calaway                        Director
--------------------------------------------------------
                   James D. Calaway

            /s/ David E.K. Frischkorn, Jr.                   Director
--------------------------------------------------------
             David E. K. Frischkorn, Jr.

                 /s/ James E. Gibson                         Director
--------------------------------------------------------
                   James E. Gibson

                   /s/ A. John Knapp                         Director
--------------------------------------------------------
                    A. John Knapp

                  /s/ Walter L. Leib                         Director
--------------------------------------------------------
                    Walter L. Leib

              /s/ Charles T. McCord, III                     Director
--------------------------------------------------------
                Charles T. McCord, III

              /s/ William C. Willoughby                      Director
--------------------------------------------------------
                William C. Willoughby

                               INDEX TO EXHIBITS


         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page to this registration statement)